                                                                   Exhibit 99.3

                      CELL PATHWAYS, INC. AND SUBSIDIARIES
                          (A DEVELOPMENT STAGE COMPANY)

                         INDEX TO FINANCIAL INFORMATION
                    FOR THE THREE MONTHS ENDED MARCH 31, 2003

                                                                                        Page
                                                                                        ----
              FINANCIAL INFORMATION (UNAUDITED)

              Financial Statements:

              Consolidated Balance Sheets as of March 31, 2003
              and December 31, 2002.............................................          2

              Consolidated Statements of Operations for the three
              months ended March 31, 2003 and 2002 and for the period
              from inception (August 10, 1990) to March 31, 2003................          3

              Consolidated Statements of Cash Flows for the
              three months ended March 31, 2003 and 2002 and for the period
              from inception (August 10, 1990) to March 31, 2003................          4

              Notes to Consolidated Financial Statements .......................          5-9


                      CELL PATHWAYS, INC. AND SUBSIDIARIES
                          (A DEVELOPMENT STAGE COMPANY)

                           CONSOLIDATED BALANCE SHEETS

                                   (UNAUDITED)

                                                                        MARCH 31,       DECEMBER 31,
                                                                          2003              2002
                                                                    --------------    --------------
                              ASSETS

CURRENT ASSETS:
  Cash and cash equivalents.....................................    $    5,984,766    $   10,920,335
  Accounts receivable...........................................           330,018           472,012
  Inventory.....................................................         2,430,849         2,140,615
  Prepaid expenses and other ...................................           802,118           792,610
                                                                    --------------    --------------
  Total current assets..........................................         9,547,751        14,325,572

EQUIPMENT, FURNITURE and LEASEHOLD IMPROVEMENTS.................           689,310           785,766
RESTRICTED CASH.................................................           468,687           468,233
NOTES RECEIVABLE FROM OFFICERS..................................           954,576           938,972
PRODUCT DISTRIBUTION RIGHTS.....................................           883,333           908,333
OTHER ASSETS....................................................            43,289            42,808
                                                                    --------------    --------------
                                                                    $   12,586,946    $   17,469,684
                                                                    ==============    ==============

               LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
  Current portion of note payable...............................    $      104,808    $      180,330
  Current installments of obligation under capital lease........            58,358            57,086
  Accounts payable..............................................         2,077,471           718,023
  Accrued compensation..........................................           372,950           198,842
  Deferred revenue..............................................         1,018,722         1,492,346
  Other accrued liabilities.....................................         2,773,032         3,082,995
                                                                    --------------    --------------
  Total current liabilities.....................................         6,405,341         5,729,622
                                                                    --------------    --------------
OBLIGATION UNDER CAPITAL LEASE..................................            21,583            36,668
                                                                    --------------    --------------

COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY:
  Preferred Stock, $.01 par value, 10,000,000 shares authorized,
  none issued and outstanding ..................................                --                --
  Common Stock, $.01 par value, 150,000,000 shares authorized;
  39,475,882 and 39,363,698 shares issued and outstanding ......           394,759           393,637
  Additional paid-in capital....................................       152,565,427       152,524,388
  Deferred Compensation.........................................           (54,926)          (58,672)
  Deficit accumulated during the development stage..............      (146,745,238)     (141,155,959)
                                                                    --------------    --------------
  Total stockholders' equity ...................................         6,160,022        11,703,394
                                                                    --------------    --------------
                                                                    $   12,586,946    $   17,469,684
                                                                    ==============    ==============

The accompanying notes to the condensed consolidated financial statements are an integral part of these statements.

                      CELL PATHWAYS, INC. AND SUBSIDIARIES
                          (A DEVELOPMENT STAGE COMPANY)

                      CONSOLIDATED STATEMENTS OF OPERATIONS

                                   (UNAUDITED)

                                                                                       PERIOD FROM
                                                   THREE MONTHS ENDED                   INCEPTION
                                                        MARCH 31,                   (AUGUST 10, 1990)
                                           ---------------------------------               TO
                                                2003               2002              MARCH 31, 2003
                                           --------------     --------------         --------------
REVENUES:
  Product sales.........................   $      522,414     $           --         $    1,059,287
  Marketing services....................               --                 --              1,883,189
                                           --------------     --------------         --------------
                                                  522,414                 --              2,942,476
                                           --------------     --------------         --------------

EXPENSES:
   Cost of products sold................          189,595                 --                409,301
   Research and development.............        3,456,436          4,311,246            114,007,781
   Selling, general and administrative..        2,489,371          2,259,476             40,871,669
   Litigation settlement and expense....               --           (850,000)             1,743,000
                                           --------------     --------------         --------------
                                                6,135,402          5,720,722            157,031,751
                                           --------------     --------------         --------------
     Operating loss.....................       (5,612,988)        (5,720,722)          (154,089,275)
INTEREST INCOME, net....................           23,709             88,821              7,344,037
                                           --------------     --------------         --------------
NET LOSS................................   $   (5,589,279)    $   (5,631,901)        $ (146,745,238)
                                           ==============     ==============         ==============
Basic and diluted net loss per Common
Share...................................   $        (0.14)    $        (0.18)
                                           ==============     ==============
Shares used in computing basic and
   diluted net loss per Common Share....       39,431,821         31,322,203
                                           ==============     ==============

The accompanying notes to the condensed consolidated financial statements are an integral part of these statements.

                      CELL PATHWAYS, INC. AND SUBSIDIARIES
                          (A DEVELOPMENT STAGE COMPANY)

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                   (UNAUDITED)


                                                                                             PERIOD FROM
                                                            THREE MONTHS ENDED                INCEPTION
                                                                MARCH 31,                 (AUGUST 10, 1990)
                                                   ----------------------------------             TO
                                                        2003                 2002           MARCH 31, 2003
                                                   -------------         ------------       -------------
OPERATING ACTIVITIES:
  Net loss...................................      $  (5,589,279)        $ (5,631,901)      $(146,745,238)
Adjustments to reconcile net loss to net cash
used in operating activities:
  Settlement of litigation through agreement
   to Issue Common Stock ....................                 --             (850,000)          1,088,000
  Depreciation and amortization expense......            114,667              128,400           2,969,382
  Loss on disposal of assets ................              6,789                   --              26,444
  Interest income on notes receivable from
   officers .................................            (14,260)             (13,152)           (125,020)
  Interest income on promissory note from
   director .................................               (481)                (284)            (14,448)
  Amortization of deferred compensation .....              3,746                3,745              19,974
  Issuance of Common Stock for services
   rendered..................................                 --                   --              48,578
  Issuance of Common Stock options for
   services rendered.........................                 --              (22,273)            490,393
  Provision for redemption of Redeemable
   Preferred Stock...........................                 --                   --           1,017,387
  Write-off of deferred offering costs.......                 --                   --             469,515
  (Increase) decrease in accounts receivable.            141,994              318,450            (330,018)
  Increase in inventory......................           (290,234)                  --          (2,430,849)
  Increase (decrease) in deferred revenue....           (473,624)                  --           1,018,722
  Increase in prepaid expenses and other
   current assets............................             (9,508)          (1,881,083)           (483,492)
  Increase (decrease) in reserve for notes
   receivable from officers..................             (1,334)                  --             113,398
  (Increase) decrease in other assets........                (10)                (469)            108,440
  Other......................................                 --                   --              68,399
  Increase (decrease) in accounts payable and
   accrued liabilities.......................          1,223,593             (382,898)          2,602,462
  Decrease in accrued litigation settlement
   and expense...............................                 --             (367,085)                 --
                                                   -------------         ------------       -------------
  Net cash flows used in operating activities         (4,887,941)          (8,698,550)       (140,087,971)
                                                   -------------         ------------       -------------
INVESTING ACTIVITIES:
  Purchase of equipment, furniture and
   leasehold improvements....................                 --              (59,075)         (5,876,205)
  Sale of leasehold improvements.............                 --                  --            3,000,000
  Purchase of marketing and distribution
   rights....................................                 --           (1,000,000)         (1,000,000)
  Increase in notes receivable from officers.                 --                   --            (942,954)
  Cash paid for deposits.....................                 --                   --             (50,767)
  (Purchase) sale of short term investments..                 --            5,352,749                  --
                                                   -------------         ------------       -------------
  Net cash flows provided by (used in)
   investing activities......................                 --            4,293,674          (4,869,926)
                                                   -------------         ------------       -------------
FINANCING ACTIVITIES:
  Proceeds from the issuance of Common Stock,
   net of related offering costs.............                 --            8,007,324          47,262,604
  Proceeds from the exercise of Series E, F,
   G,  and Common Stock warrants to purchase
    stock....................................                 --                   --          19,966,894
  Proceeds from the issuance of Common Stock
   under the Employee Stock Purchase Plan....             22,961               92,018             854,163
  Proceeds from issuance of Convertible
   Preferred Stock, net of related offering
    costs....................................                 --                   --          47,185,046
  Proceeds from the transaction with Tseng
   Labs, Inc. ...............................                 --                   --          27,966,372
  Proceeds from the exercise of options to
   purchase Common Stock.....................             19,200                   --           2,865,891
  Redemption of Redeemable Preferred Stock...                 --                   --            (546,051)
  Proceeds from bridge loan..................                 --                   --             791,000
  Partner cash contributions.................                 --                   --           5,312,355
  Increase in restricted cash................               (454)              (1,260)           (468,687)
  Cash received  from stock subscription.....                 --               50,967              74,593
  Principal payments under capital lease
   obligations...............................            (13,813)              (9,814)           (426,325)
  Proceeds from borrowings...................                 --                   --             950,000
  Repayment of borrowings....................            (75,522)             (65,843)           (845,192)
                                                   -------------         ------------       -------------
   Net cash flows provided by (used in)
     financing activities....................            (47,628)           8,073,392         150,942,663
                                                   -------------         ------------       -------------
  Net increase (decrease) in cash and cash
   equivalents...............................         (4,935,569)           3,668,516           5,984,766
  CASH AND CASH EQUIVALENTS, beginning of
   period....................................         10,920,335            2,905,767                  --
                                                   -------------         ------------       -------------
  CASH AND CASH EQUIVALENTS, end of period...       $  5,984,766        $   6,574,283        $  5,984,766
                                                    ============        =============       =============

The accompanying notes to the condensed consolidated financial statements are an integral part of these statements.

                      CELL PATHWAYS, INC. AND SUBSIDIARIES
                          (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 MARCH 31, 2003

                                   (UNAUDITED)

1.    ORGANIZATION AND BASIS OF PRESENTATION

Organization

         Cell Pathways, Inc. was incorporated in Delaware in July 1998 as a subsidiary of, and, as of November 3, 1998, the successor to, a Delaware corporation of the same name. As the context requires, "Company", is used herein to signify the successor and/or the predecessor corporations.

         The Company is a development stage pharmaceutical company focused on the research and development of products to treat and prevent cancer, and the future commercialization of such products. The Company also markets and sells Gelclair(TM) Concentrated Oral Gel ("Gelclair(TM)") manufactured by Sinclair Pharmaceuticals Ltd. of the United Kingdom ("Sinclair"). The Company has not generated any revenues from the sale of its own products to date, nor is there any assurance of any future product revenues from the development of its products. The Company's intended products are subject to long development cycles and there is no assurance the Company will be able to successfully develop, manufacture, obtain regulatory approval for or market its products. During the period required to develop its products, the Company had planned to continue to finance operations through debt and equity financings, profits from the sale of Gelclair(TM) and corporate alliances. In February 2003, the Company entered into an acquisition agreement with OSI Pharmaceuticals, Inc. ("OSI") whereby, if adopted by the Company's stockholders, the Company will merge with a subsidiary of OSI. The merger is subject to approval by the Company's stockholders and certain other customary conditions. There is no assurance that the merger will be approved by the Cell Pathways stockholders or that other conditions will be satisfied. If the merger should not occur, there is no assurance that additional funding will be available on terms acceptable to the Company, if at all, or that profits will be generated from the sale of Gelclair(TM) in which case the Company would probably suspend or cease operations. The Company will likely be considered to be in the development stage until such time, if ever, it receives approval for, or generates significant revenues from the marketing and selling of one or more of its pharmaceutical drug candidates, or generates significant revenues from its marketing and selling of products made by others, such as Gelclair(TM).

         On November 3, 1998, the Company completed a financing through the acquisition of Tseng Labs, Inc. ("Tseng") (a publicly held company with no continuing operations) in which the Company issued to Tseng stockholders approximately 5.5 million shares of the Company's Common Stock and received net proceeds of approximately $26.4 million. The accompanying consolidated financial statements include the accounts of the Company from inception (August 10, 1990) and the accounts of Tseng after November 3, 1998.

         In July 2000, the Company entered into an exclusive marketing and promotion agreement (the "Nilandron(R) Agreement") with Aventis
Pharmaceuticals Inc. ("Aventis"), to market Nilandron(R) to urologists in the
U. S. and Puerto Rico for use in patients who suffer from prostate cancer. The Company began to market and promote Nilandron(R) in September 2000 through the use of a dedicated third party sales force. Under the terms of the Nilandron(R) Agreement, the Company was responsible for its marketing and promotion expenses and received from Aventis a percentage of the gross margin on Aventis' sales in excess of a pre-established gross margin threshold, if any. The Company's agreement with Aventis terminated in October 2002.

         In January 2002, the Company entered into a ten-year exclusive distribution agreement (the "Gelclair(TM) Agreement") with Sinclair to promote and distribute Gelclair(TM) in North America (U.S., Canada and Mexico). Gelclair(TM) is an oral gel care formulation for the management and relief of pain associated with inflammation and ulceration of the mouth caused by chemotherapy or radiotherapy treatments and other causes. In June 2002, the Company began to promote Gelclair(TM) in the oncology market. The Company purchases Gelclair(TM) from Sinclair and resells to wholesale customers in the U.S.

         In August 2002, the Company signed a four-year exclusive agreement with John O. Butler Company ("Butler") to market and, to a limited extent, distribute Gelclair(TM) to the dental market within the U.S. and, if and when approved for sale, in Canada. Butler is a leading international supplier of oral health care products. Butler commenced its launch of Gelclair(TM) in the dental market in the U.S. in the fourth quarter of 2002.

         In October 2002, the Company signed a three-year agreement with Celgene Corporation ("Celgene") to co-promote Gelclair(TM) in the oncology markets and markets other than the dental market in the U.S. Celgene has an oncology field sales force in excess of 90 representatives. Celgene commenced field sales promotional efforts in mid-November 2002. Cell Pathways terminated its own sales force in the fourth quarter of 2002. Celgene will receive a fixed percentage of net sales of Gelclair(TM) in the oncology and other markets.

         In October 2002, the Company implemented a restructuring of its work force eliminating 20% of its staff and reducing its efforts in research, discovery and pre-clinical development of earlier-stage compounds, and subsequently, upon signing an agreement with Celgene to promote Gelclair(TM) in the U.S. oncology market, eliminated its 16 person sales force and subsequently terminated its agreement with Aventis to promote Nilandron(R). A further reduction of approximately 15% of the Company's work force occurred in late February 2003. Both the work force reductions and elimination of the sales force were for the purpose of decreasing future expenses by approximately $2.6 million annually. If the merger with OSI does not occur, the Company will need to take appropriate steps to further reduce the work force, reduce, eliminate or delay research and development programs, reduce overall expenditures and reduce or suspend operations until appropriate sources of funding are available, if ever, on terms acceptable to the Company. As of March 31, 2003, the Company had a deficit accumulated during the development stage of $146,745,238.

         In January 2003, the Company received notification from Nasdaq that the Company's stock would be delisted from the Nasdaq National Market because the Company's stock price fell below the minimum bid requirements and thereby failed to comply with Nasdaq marketplace rules. The Company appealed the delisting notification, and Nasdaq determined to continue listing the Company's securities on the Nasdaq National Market until June 30, 2003 in order to allow consummation of the merger with OSI, provided the Company complies with all of the requirements for continued listing, with the exception of the minimum bid requirement, on the Nasdaq National Market.

         In February 2003, the Company entered into an acquisition agreement with OSI whereby OSI would acquire the Company in a stock-for-stock transaction. Under the terms of the acquisition agreement, the Company will merge with a subsidiary of OSI and become a wholly-owned subsidiary of OSI. OSI will exchange
0.0567 shares of OSI common stock for each outstanding share of the Company's Common Stock. OSI will also provide additional consideration in the form of a non-tradable five-year contingent value right through which each share of the Company's Common Stock outstanding upon the closing of the acquisition will be eligible for an additional 0.04 share of OSI common stock in the event an NDA for either Aptosyn(R) or CP461 is accepted for filing by the FDA. If the merger agreement is adopted by the Company's stockholders and the other conditions are satisfied, it is anticipated that the merger will be closed in the second quarter of 2003.

Basis of Presentation

         The unaudited consolidated financial statements as of March 31, 2003 and for the three months ended March 31, 2003 and 2002 are unaudited but include all adjustments (consisting of only normal recurring adjustments) which, in the opinion of management, are necessary to state fairly the financial information set forth therein in accordance with generally accepted accounting principles. The interim results may not be indicative of the results that may be expected for the year. These financial statements should be read in conjunction with the audited consolidated financial statements for the year ended December 31, 2002 included in the Company's annual report on Form 10-K filed with the Securities and Exchange Commission.

Concentration of Credit Risk

         As of March 31, 2003, one wholesale customer represented 90% of the $330,018 of accounts receivable due from shipments of Gelclair(TM). Credit risk is controlled through use of credit limits, credit approvals and periodic credit evaluations of wholesale customers.

2.    GOING CONCERN:

         The Company has incurred negative cash flows from operations since inception and, as of March 31, 2003, the Company had a deficit accumulated during the development stage of $146,745,238. Management believes that the

Company's existing cash and cash equivalents will be adequate to fund operations through the second quarter of 2003, based on projected revenue and expenditure levels. Should appropriate sources of funding not be available on terms acceptable to the Company, management would take additional actions which could include a further reduction in work force, a reduction in overall expenditures, the delay or elimination of certain clinical trials and research activities and the reduction or suspension of operations until such time as appropriate sources of funding are available. In February 2003, the Company entered into an agreement and plan of merger with OSI whereby, if approved by the Company's stockholders, the Company would be acquired by OSI. There is no assurance, however, that the transaction with OSI will be approved by the Company's stockholders. Should the transaction not be approved by the Company's stockholders, there is no assurance that additional funding will be available on terms acceptable to the Company, if at all, to enable the Company to continue operations.

         These factors raise substantial doubt about the Company's ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

3.    INVENTORY

         Inventory is comprised solely of Gelclair(TM) and is stated at the lower of cost or market, as determined using the first-in, first-out method. Inventory at March 31, 2003 and December 31, 2002, consisted of the following:

                                             March 31, 2003    December 31, 2002
                                               ----------         ----------
               Finished goods on hand .....    $2,075,715         $1,632,149
               Inventory subject to return.       355,134            508,466
                                               ----------         ----------
                                               $2,430,849         $2,140,615
                                               ==========         ==========

         Inventory subject to return represents the amount of Gelclair(TM) shipped to wholesale customers which has not been recognized as revenue (see
Note 6).

4.    NOTES RECEIVABLE FROM OFFICERS:

         During the years ended December 31, 2002, 2001 and 2000, the Company made loans of $54,000, $256,000 and $632,954, respectively, to two of its officers that were outstanding as of March 31, 2003. The loans are evidenced by promissory notes which bear interest at a rate of 6% annually; principal and interest are repayable five years from date of issuance. The loans, including accrued interest, are secured by subordinate mortgages on real property and are reviewed periodically to assess their realizable value. The Company has recorded an allowance against one of the officer's loans. As of March 31, 2003 and December 31, 2002, the balances of the allowance were $113,398 and $114,742, respectively. The officer loans and accrued interest of $125,020 as of March 31, 2003 are presented net of the allowance on the accompanying consolidated balance sheet.

5.    STOCK-BASED COMPENSATION:

         The Company accounts for stock option grants to employees in accordance with Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees". Under the Company's stock option plans, options are granted at the fair market value on the date of the grant, and therefore no compensation expense is recognized for stock options granted to employees.

         The Company follows the disclosure provisions of the Statement of Financial Accounting Standards ("SFAS") No. 123, "Accounting for Stock-Based Compensation, and SFAS No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure". Had compensation cost for option grants to employees been recognized in the consolidated statement of operations under the fair value method as prescribed in SFAS No. 123 and No. 148, the Company's net loss would have increased to the following pro forma amounts:

                                                                     Three Months Ended March 31,
                                                              -----------------------------------------
                                                                 2003                          2002
                                                              ------------                 ------------
         Net loss:
             As reported.................................     $ (5,589,279)                $ (5,631,901)
             Add:     Stock-based employee compensation
                      included in net loss...............            3,746                        3,746
             Deduct:  Total stock-based employee
                      compensation expense determined
                      under fair-value based method for
                      all awards.........................         (915,092)                  (1,273,656)
                                                              ------------                 ------------
         Pro forma.......................................     $ (6,500,625)                $ (6,901,811)
                                                              ============                 ============

         Basic and diluted net loss per Common Share:
            As reported..................................     $      (0.14)                 $     (0.18)
                                                              ============                  ============
            Pro forma....................................     $      (0.16)                 $     (0.22)
                                                              ============                  ===========

6.    REVENUE RECOGNITION:

         Product sales of Gelclair(TM) to the Company's wholesale customers were initiated in the U.S. in June 2002. In accordance with SFAS No. 48, "Revenue Recognition When Right of Return Exists", given the limited sales history of Gelclair(TM), the Company at this time defers the recognition of revenue on product shipments of Gelclair(TM) to wholesale customers until such time as the product is prescribed to the end user. At each reporting period, the Company monitors shipments from wholesale customers to pharmacies and hospitals, wholesale customer reorder history and prescriptions filled by pharmacies based on prescription data from external, independent sources. When this data indicates a flow of product through the supply chain, which indicates that returns are less likely to occur, product revenue is recognized. For the three months ended March 31, 2003 and for the year ended December 31, 2002, shipments to wholesale customers were $59,280 and $2,099,277, respectively, of which $522,414 and $536,873, respectively, have been recognized as product revenues with the balance, net of discounts and a marketing fee paid to Butler for direct sales to dentists, recorded as deferred revenue in the accompanying balance sheet. In addition, the related cost of the product shipped to wholesale customers that has not been recognized as revenue has been reflected as inventory subject to return (See Note 3).

7.    BASIC AND DILUTED NET LOSS PER COMMON SHARE

         The Company presents basic and diluted net loss per Common share pursuant to SFAS No. 128, "Earnings Per Share". SFAS No. 128 requires dual presentation of basic and diluted net loss per Common share. "Basic" net loss per Common share equals net loss divided by the weighted average Common shares outstanding during the period. "Diluted" net loss per Common share equals net loss divided by the sum of the weighted average Common shares outstanding during the period plus Common Stock equivalents. The Company's basic and diluted net loss per share amounts are the same since the assumed exercise of stock options and warrants is anti-dilutive due to the Company's losses. The amount of Common Stock equivalents excluded from the calculation are options and warrants to purchase 3,937,969 and 8,905,022 shares of Common Stock as of March 31, 2003 and 2002, respectively. In addition, the weighted average Common shares outstanding as of March 31, 2002 excludes 1,700,000 shares which as of March 31, 2002 were planned to be issued in connection with the Company's settlement of class action litigation, and which were subsequently issued in accordance with the settlement that was finalized in September 2002.

8.    RECENTLY ISSUED ACCOUNTING STANDARDS

         In June 2002, the Financial Accounting Standards Board ("FASB") issued SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities." SFAS No. 146 addresses financial accounting and reporting for costs associated with exit or disposal activities and nullifies Emerging Issues Task Force ("EITF") Issue 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity." The provisions of this Statement are effective for exit or disposal activities that are initiated after December 31, 2002, with early application encouraged. The adoption of SFAS No. 146 is not expected to have a material effect on the Company's financial statements.

         In December 2002, the FASB issued SFAS No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure, an amendment of FASB Statement No. 123." This Statement amends FASB Statement No. 123, "Accounting for Stock-Based Compensation", to provide alternative methods of transition for a voluntary change to the fair value method of accounting for stock-based employee compensation. In addition, this Statement amends the disclosure requirements of Statement No. 123 to require prominent disclosures in both annual and interim financial statements. The disclosure modifications are required for fiscal years ending after December 15, 2002 and are included in the notes to these consolidated financial statements.